CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of Cytomedix, Inc. of our report dated March 30, 2011 relating to the financial statements of Cytomedix, Inc, which appears in Cytomedix, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2011, filed on October 16, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

October 16, 2012